SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                              FORM 8-K

                            CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(D) OF THE
                   SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): December 22, 1997

                     ASCENT ENTERTAINMENT GROUP, INC.
            (Exact name of registrant as specified in its charter)


Delaware                              0-27192                52-1930707
(State or other jurisdiction of       (Commission      (I.R.S. Employer
incorporation or organization)          File No.)      Identification No.)

                          One Tabor Center
                 1200 Seventeenth Street, Suite 2800
                       Denver, Colorado  80202
               (Address of principal executive offices)

                          (303) 626-7000
     (Registrant's telephone number, including area code)

      Item 5.     OTHER EVENTS

On December 22, 1997, Ascent Entertainment Group, Inc. ("Ascent") completed the sale of $225,000,000 principal amount at maturity of Senior Secured Discount Notes due 2004 (the "Senior Notes"). The issue price of the Senior Notes, which mature on December 15, 2004, was $562.95 per $1,000 principal amount at maturity (generating approximately $127 million in aggregate gross proceeds), representing a yield to maturity of 11.875% computed on a semi-annual bond equivalent basis from the date of issuance. Cash interest will not accrue on the Senior Notes prior to December 15, 2002. Commencing December 15, 2002, cash interest on the Senior Notes will accrue and thereafter will be payable on June 15 and December 15 of each year (commencing June 15, 2003) at a rate of 11.875% per annum. The Senior Notes are redeemable, at the option of Ascent at any time, in whole or in part, on or after December 15, 2001, at specified redemption prices plus accrued and unpaid interest. In addition, at any time prior to December 15, 2000, Ascent may redeem up to 35% of the originally issued principal amount at maturity of the Senior Notes with the net cash proceeds of one or more sales of its capital stock at a redemption price equal to 111.875% of the accreted value
thereof to the redemption date.   The Senior Notes are senior secured
indebtedness of Ascent, secured by a pledge of all of the capital stock of Ascent's majority-owned subsidiary, On Command Corporation ("OCC") now owned or hereafter acquired by Ascent. The Senior Notes rank senior to all existing and future subordinated indebtedness of Ascent and pari passu in right of payment to all unsubordinated indebtedness of Ascent.

Net proceeds from the offering and sale of the Senior Notes of approximately $121 million will be used to repay outstanding indebtedness under Ascent's existing credit facility with NationsBank of Texas, N.A., as Administrative Agent (the "Agent"), and Ascent has entered into a new five year $50 million credit facility with the Agent, secured by the pledge of all of the capital stock of Ascent's subsidiaries other than OCC.

The Senior Notes were issued in a private placement and have not been registered with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. In connection with the issuance of the Senior Notes, Ascent has agreed to file with the Commission and use its best efforts to cause to become effective a registration statement with respect to a registered offer to exchange the then outstanding Senior Notes for Senior Notes of equal value that have been registered pursuant to the Securities Act (the "Exchange Offer"). In the event that such registration statement is not filed or declared effective or the Exchange Offer is not consummated prior to specified dates, additional interest on the Senior Notes will accrue until the Exchange Offer is consummated or certain other requirements are met.

     A copy of the press release announcing the consummation of the offer and sale of the Senior Notes is attached hereto as Exhibit 20.1 and incorporated herein by reference.

Item 7.     FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits (listed according to the number assigned in Item 601 of Regulation S-K).


     EXHIBIT NO.        DESCRIPTION
     20.1               Press Release dated December 22, 1997.

                               SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ASCENT ENTERTAINMENT GROUP, INC.


                              By: /s/ Arthur M. Aaron
                                  Arthur M. Aaron
                                  Vice President, Business
                                  and Legal Affairs

Date: December 23, 1997